UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 2013

(Date of earliest event reported)

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124878	59-3796143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12200 Herbert Wayne Court, Suite 150

Huntersville, North Carolina

(Address of principal executive offices)

28078

(Zip Code)

(704) 992-2000

Registrant’s telephone number, including area code:

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 6, 2013, American Tire Distributors Holdings, Inc. (“Holdings”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (“May 8-K”) to report the acquisition on April 30, 2013 of Regional Tire Holdings Inc. (“Holdco”) by TriCan Tire Distributors Inc. (“TriCan”), an indirect wholly-owned subsidiary of Holdings. The acquisition was completed pursuant to a Share Purchase Agreement entered into on March 22, 2013 between TriCan, American Tire Distributors, Inc., a direct wholly-owned subsidiary of Holdings, Regional Tire Distributors Inc., a wholly-owned subsidiary of Holdco (“RTD”), and the shareholders of Holdco. Holdco has no significant assets or operations other than its ownership of RTD. The operations of RTD constitute the operations of Holdco. RTD is a wholesale distributor of tires, tire parts, tire accessories and related equipment in the Ontario and Atlantic provinces of Canada. This Form 8-K/A amends the May 8-K to include the financial information required by Item 9.01 of Form 8-K. The information previously reported in the May 8-K is hereby incorporated by reference into this Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

(i)	The audited consolidated balance sheets of RTD as of January 31, 2013 and January 31, 2012, the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the years in the three year period ending January 31, 2013, the notes thereto and the related auditor’s report of Deloitte LLP, Independent Registered Chartered Accountants, are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The following information is attached hereto as Exhibit 99.2 and incorporated herein by reference:

(i)	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 29, 2012.

(ii)	Unaudited Pro Forma Condensed Combined Statement of Operations for the Fiscal Year Ended December 29, 2012.

(iii)	Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

(d) Exhibits

Exhibit No.	Description

99.1	Audited Consolidated Financial Statements of RTD.

99.2	Unaudited Pro Forma Condensed Combined Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC. (Registrant)

June 21, 2013	By:	/s/ JASON T. YAUDES
		Name:	Jason T. Yaudes
		Title:	Executive Vice President and
Chief Financial Officer